CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of the 360 Funds and to the use of our report dated July 31, 2017 on the financial statements and financial highlights of Crow Point Defined Risk Global Equity Income Fund, a series of Northern Lights Fund Trust II.  Such financial statements and financial highlights appear in the 2017 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 31, 2017